UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

of THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2015

CHENIERE ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16383	956-4352386
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

700 Milam Street, Suite 1900, Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2015, the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) appointed member Neal A. Shear as interim Chief Executive Officer and President and member G. Andrea Botta as Chairman of the Board, effectively immediately. These appointments followed the Board’s decision to terminate the employment of Charif Souki as the Chief Executive Officer and President of the Company and remove Mr. Souki as a director and Chairman of the Board, effective immediately. In connection with the termination of Mr. Souki’s employment, his outstanding long-term incentive awards will be treated in accordance with their existing terms, as previously disclosed by the Company.

The Board also appointed member Nuno Brandolini as Chairman of the Compensation Committee, replacing Mr. Shear, who was removed as a member and Chairman of the Compensation Committee following his appointment as interim Chief Executive Officer and President.

The Governance and Nominating Committee of the Board will immediately begin the search for a permanent Chief Executive Officer. To facilitate an orderly leadership transition, a special committee of the Board was formed with G. Andrea Botta, Jonathan Christodoro, David Kilpatrick and Don Robillard appointed as members.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the matters referenced in Item 5.02 is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated December 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: December 13, 2015	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated December 13, 2015.